Exhibit 99.1

ON Semiconductor Reports Third Quarter 2020 Results

•	Revenue of $1,317.3 million

•	GAAP and non-GAAP gross margin of 33.5 percent

•	GAAP operating margin of 9.0 percent and non-GAAP operating margin of 12.0 percent

•	GAAP diluted earnings per share of $0.38 and non-GAAP diluted earnings per share of $0.27

PHOENIX, Ariz. – Oct 31, 2020 – ON Semiconductor Corporation (Nasdaq: ON) today announced that 2020 third quarter revenue was $1,317.3 million, down approximately 5 percent compared to 2019 third quarter revenue. 2020 third quarter revenue was up approximately 9 percent as compared to 2020 second quarter revenue.

“We delivered strong third quarter results, driven by broad-based macroeconomic recovery and robust demand for our products. Our margins in the third quarter expanded significantly quarter over quarter due to normalization of our operations following the initial impact of the COVID-19 pandemic and growth in our revenue. Gross margin expansion is the key strategic priority for the company, and we are making strong progress in optimizing our manufacturing footprint and qualifying our 300mm manufacturing processes,” said Keith Jackson, president and CEO of ON Semiconductor. “Fundamentals of our business remain strong with accelerating momentum in automotive, industrial, and cloud-power end-markets and strong operating leverage from revenue growth.

“We expect to see above seasonal demand trends across most end-markets in the near term, as global business activity continues to normalize.”

Third Quarter Results (GAAP)

(in millions, except per share data)	3Q 2020	3Q 2019	Year-Over- Year Change	2Q 2020	Sequential Change
Revenue	$1,317.3	$1,381.8	(5)%	$1,213.5	9%
Gross Profit	$441.2	$475.2	(7)%	$374.3	18%
Operating Income (loss)	$119.0	($43.9)	371%	$43.1	176%
Net Income (Loss) Attributable to ON Semiconductor Corporation	$160.6	($60.7)	365%	($1.4)	11,571%
Diluted Earnings (Loss) Per Share	$0.38	($0.15)	353%	$0.00	NA
Diluted Shares Outstanding	418.3	410.4	2%	410.1	2%

Third Quarter Results (Non-GAAP)

(in millions, except per share data)	3Q 2020	3Q 2019	Year-Over- Year Change	2Q 2020	Sequential Change
Revenue	$1,317.3	$1,381.8	(5)%	$1,213.5	9%
Gross Profit	$441.2	$494.2	(11)%	$374.3	18%
Operating Income	$157.6	$179.9	(12)%	$89.7	76%
Net Income Attributable to ON Semiconductor Corporation	$111.8	$136.8	(18)%	$50.2	123%
Diluted Earnings Per Share	$0.27	$0.33	(18)%	$0.12	125%
Diluted Shares Outstanding	412.6	412.3	—%	411.0	—%

Third Quarter Key Cash Flow Items

(in millions)	3Q 2020	3Q 2019	Year-Over- Year Change	2Q 2020	Sequential Change
Cash Taxes, net of indemnification	$14.4	$14.1	2%	$5.6	157%
Operating Cash Flow	$163.4	$242.2	(33)%	$154.5	6%
Free Cash Flow	$101.8	$130.5	(22)%	$81.2	25%

FOURTH QUARTER 2020 OUTLOOK

Based on product booking trends, backlog levels, and estimated turns levels, the Company anticipates 2020 fourth quarter revenue to be approximately $1,300 million to $1,400 million.

GAAP and non-GAAP gross margin for the fourth quarter of 2020 is expected to be between 32.9 percent and 34.9 percent.

The 2020 fourth quarter outlook also includes anticipated stock-based compensation expense of approximately $16 million to $18 million. Net cash paid for income taxes is expected to be $22 million to $28 million.

The following table outlines ON Semiconductor’s projected fourth quarter of 2020 GAAP and non-GAAP outlook.

	Total ON Semiconductor GAAP	Special Items***	Total ON Semiconductor Non-GAAP****
Revenue	$1,300 to $1,400 million		$1,300 to $1,400 million
Gross Margin	32.9% to 34.9%		32.9% to 34.9%
Operating Expenses	$315 to $333 million	$32 to $36 million	$283 to $297 million
Other Income and Expense (including interest expense), net	$41 to $44 million	$9 to $10 million*	$32 to $34 million
Diluted Shares Outstanding **	425 to 426 million	12 to 13 million	413 million

*	Convertible Notes, Non-cash Interest Expense is calculated pursuant to FASB’s Accounting Standards Codification Topic 470: Debt.

**

Diluted shares outstanding can vary as a result of, among other things, the actual exercise of options or vesting of restricted stock units, the incremental dilutive shares from the Company’s convertible senior subordinated notes, and the repurchase or the issuance of stock or convertible notes or the sale of treasury shares. In periods in which the quarterly average stock price per share exceeds $18.50, the non-GAAP diluted share count and non-GAAP net income per share include the impact of the Company’s hedge transactions issued concurrently with our 1.00% convertible notes. As such, at an average stock price per share between $18.50 and $25.96, the hedging activity offsets the potentially dilutive effect of the 1.00% convertible notes. In periods when the quarterly average stock price per share exceeds $20.72, the non-GAAP diluted share count and non-GAAP net income per share include the anti-dilutive impact of the Company’s hedge transactions issued concurrently with the 1.625% convertible notes. At an average stock price per share between $20.72 and $30.70, the hedging activity offsets the potentially dilutive effect of the 1.625% convertible notes. Both GAAP and non-GAAP diluted share counts are based on the Company’s stock price as of October 2, 2020.

***

Special items may include: amortization of acquisition-related intangibles; expensing of appraised inventory fair market value step-up; purchased in-process research and development expenses; restructuring, asset impairments and other, net; goodwill impairment charges; gains and losses on debt prepayment; non-cash interest expense; actuarial (gains) losses on pension plans and other pension benefits; and certain other special items, as necessary. These special items are out of our control and could change significantly from period to period. As a result, we are not able to reasonably estimate and separately present the individual impact or probable significance of these special items, and we are similarly unable to provide a reconciliation of the non-GAAP measures. The reconciliation that is unavailable would include a forward-looking income statement, balance sheet and statement of cash flows in accordance with GAAP. For this reason, we use a projected range of the aggregate amount of special items in order to calculate our projected non-GAAP operating expense outlook.

****

We believe these non-GAAP measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our releases, provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

TELECONFERENCE

ON Semiconductor will host a conference call for the financial community at 9 a.m. Eastern Standard Time (EST) on November 2, 2020 to discuss this announcement and ON Semiconductor’s 2020 third quarter results. The Company will also provide a real-time audio webcast of the teleconference on the Investor Relations page of its website at http://www.onsemi.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call via telephone by dialing (877) 356-3762 (U.S./Canada) or (262) 558-6155 (International). In order to join this conference call, you will be required to provide the Conference ID Number, which is 2377135.

About ON Semiconductor

ON Semiconductor (Nasdaq: ON) is driving energy efficient innovations, empowering customers to reduce global energy use. The Company is a leading supplier of semiconductor-based solutions, offering a comprehensive portfolio of energy efficient power management, analog, sensors, logic, timing, connectivity, discrete, SoC and custom devices. The Company’s products help engineers solve their unique design challenges in automotive, communications, computing, consumer, industrial, medical, aerospace and defense applications. ON Semiconductor operates a responsive, reliable, world-class supply chain and quality program, a robust compliance and ethics program, and a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

# # #

ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the Company references its website in this news release, information on the website is not to be incorporated herein.

Kris Pugsley	Parag Agarwal

Corporate/Media Communications	Vice President - Investor Relations & Corporate Development

ON Semiconductor	ON Semiconductor

(312) 909-0661	(602) 244-3437

kris.pugsley@onsemi.com	investor@onsemi.com

This document includes “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included or incorporated in this document could be deemed forward-looking statements, particularly statements about the future financial performance of ON Semiconductor, including financial guidance for the year ending December 31, 2020. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans” or “anticipates” or by discussions of strategy, plans or intentions. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Among these factors are our revenue and operating performance; economic conditions and markets (including current financial conditions); risks related to changes in tariffs or other government trade policies, including between the U.S. and China; risks related to our ability to meet our assumptions regarding outlook for revenue and gross margin as a percentage of revenue; effects of exchange rate fluctuations; the cyclical nature of the semiconductor industry; changes in demand for our products; changes in inventories at our customers and distributors; risks associated with restructuring actions and workforce reductions; technological and product development risks; risks that our products may be accused of infringing the intellectual property rights of others; enforcement and protection of our intellectual property rights and related risks; risks related to the security of our information systems and secured network; availability of raw materials, electricity, gas, water and other supply chain uncertainties; our ability to effectively shift production to other facilities when required in order to maintain supply continuity for our customers; variable demand and the aggressive pricing environment for semiconductor products; our ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for our current products; risks associated with our acquisitions and dispositions generally, including our ability to realize the anticipated benefits of our acquisitions and dispositions, including our acquisition of Quantenna; risks that acquisitions or dispositions may disrupt our current plans and operations; risks of unexpected costs, charges or expenses resulting from acquisitions or dispositions and difficulties arising from integrating and consolidating acquired businesses, our timely filing of financial information with the Securities and Exchange Commission (“SEC”) for acquired businesses and our ability to accurately predict the future financial performance of acquired businesses; competitor actions, including the adverse impact of competitor product announcements; pricing and gross profit pressures; risks associated with the addition of Huawei Technologies Co., Ltd. and its non-U.S. affiliates and subsidiaries, and other customers, to the U.S. Department of Commerce, Bureau of Industry Security Entity List; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields; control of costs and expenses and realization of cost savings and synergies from restructurings; the costs to defend against or pursue litigation and the potential significant costs associated with adverse litigation outcomes; risks associated with decisions to expend cash reserves for various uses in accordance with our capital allocation policy such as debt prepayment, stock repurchases or acquisitions rather than to retain such cash for future needs; risks associated with our substantial leverage and restrictive covenants in our debt agreements that may be in place from time to time; risks associated with our worldwide operations, including changes in trade policies, foreign employment and labor matters associated with unions and collective bargaining arrangements, continuing political unrest in markets in which we do significant business, including Hong Kong, as well as man-made and/or natural disasters and public health and safety outbreaks affecting our operations or financial results, including as a result of the outbreak of the novel coronavirus disease 2019 (COVID-19) pandemic; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; risks of changes in U.S. or international tax rates or legislation; risks and costs associated with increased and new regulation of corporate governance and disclosure standards; risks related to new legal requirements; risks related to the effect of uncertainties related to the outcome of the U.S. presidential election on U.S. and global economies; risks related to the potential impact of climate change and regulations related thereto on our operations; and risks and expenses involving environmental or other governmental regulation. Additional factors that could affect our future results or events are described under Part I, Item 1A “Risk Factors” in our 2019 Annual Report on Form 10-K filed with the SEC on February 19, 2020 (our “2019 Form 10-K”) and from time to time in our other SEC reports. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information, except as may be required by law. You should carefully consider the trends, risks and uncertainties described in this document, our 2019 Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and you could lose all or part of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

ON SEMICONDUCTOR CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

	Quarters Ended			Nine Months Ended
	October 2, 2020	July 3, 2020	September 27, 2019	October 2, 2020	September 27, 2019
Revenue	$1,317.3	$1,213.5	$1,381.8	$3,808.7	$4,116.1
Cost of revenue (exclusive of amortization shown below)	876.1	839.2	906.6	2,590.5	2,628.2

Gross profit	441.2	374.3	475.2	1,218.2	1,487.9
Gross margin	33.5%	30.8%	34.4%	32.0%	36.1%
Operating expenses:
Research and development	156.1	156.1	172.8	483.2	471.6
Selling and marketing	65.3	65.6	74.7	207.7	225.4
General and administrative	62.2	62.9	67.8	196.3	214.8
Litigation settlement	—	—	169.5	—	169.5
Amortization of acquisition-related intangible assets	29.6	29.1	29.9	91.0	83.1
Restructuring, asset impairments and other charges, net	9.0	16.2	4.4	58.0	28.1
Intangible asset impairment	—	1.3	—	1.3	1.6

Total operating expenses	322.2	331.2	519.1	1,037.5	1,194.1

Operating income (loss)	119.0	43.1	(43.9)	180.7	293.8

Other income (expense), net:
Interest expense	(42.2)	(41.9)	(40.7)	(126.6)	(106.1)
Interest income	0.9	1.5	2.3	4.3	7.8
Loss on debt refinancing and prepayment	—	—	(5.8)	—	(6.2)
Other income (expense)	0.4	(2.8)	3.5	(2.3)	4.6

Other income (expense), net	(40.9)	(43.2)	(40.7)	(124.6)	(99.9)

Income (loss) before income taxes	78.1	(0.1)	(84.6)	56.1	193.9
Income tax (provision) benefit	83.1	(0.8)	24.6	90.5	(36.9)

Net income (loss)	161.2	(0.9)	(60.0)	146.6	157.0
Less: Net income attributable to non-controlling interest	(0.6)	(0.5)	(0.7)	(1.4)	(1.8)

Net income (loss) attributable to ON Semiconductor Corporation	$160.6	$(1.4)	$(60.7)	$145.2	$155.2

Net income (loss) per common share attributable to ON Semiconductor Corporation:
Basic	$0.39	$—	$(0.15)	$0.35	$0.38

Diluted	$0.38	$—	$(0.15)	$0.35	$0.37

Weighted average common shares outstanding:
Basic	410.8	410.1	410.4	410.5	411.0

Diluted	418.3	410.1	410.4	414.4	415.3

ON SEMICONDUCTOR CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in millions)

	October 2, 2020	July 3, 2020	December 31, 2019
Assets
Cash and cash equivalents	$1,654.0	$2,060.4	$894.2
Receivables, net	728.1	667.4	705.0
Inventories	1,281.2	1,285.4	1,232.4
Other current assets	149.3	131.2	188.4

Total current assets	3,812.6	4,144.4	3,020.0
Property, plant and equipment, net	2,511.8	2,566.5	2,591.6
Goodwill	1,663.4	1,663.4	1,659.2
Intangible assets, net	498.2	527.8	590.5
Deferred tax assets	461.6	325.2	307.8
Other assets	306.4	300.5	256.4

Total assets	$9,254.0	$9,527.8	$8,425.5

Liabilities, Non-Controlling Interest and Stockholders’ Equity
Accounts payable	$534.2	522.9	$543.6
Accrued expenses and other current liabilities	567.3	546.1	538.8
Current portion of long-term debt	701.6	695.6	736.0

Total current liabilities	1,803.1	1,764.6	1,818.4
Long-term debt	3,537.6	4,044.8	2,876.5
Deferred tax liabilities	62.6	61.5	60.2
Other long-term liabilities	403.5	397.6	346.3

Total liabilities	5,806.8	6,268.5	5,101.4

ON Semiconductor Corporation stockholders’ equity:
Common stock	5.7	5.7	5.7
Additional paid-in capital	3,877.6	3,854.6	3,809.5
Accumulated other comprehensive loss	(63.4)	(67.6)	(54.3)
Accumulated earnings	1,336.5	1,175.9	1,191.3
Less: Treasury stock, at cost	(1,733.0)	(1,732.5)	(1,650.5)

Total ON Semiconductor Corporation stockholders’ equity	3,423.4	3,236.1	3,301.7
Non-controlling interest	23.8	23.2	22.4

Total stockholders’ equity	3,447.2	3,259.3	3,324.1

Total liabilities and stockholders’ equity	$9,254.0	$9,527.8	$8,425.5

ON SEMICONDUCTOR CORPORATION

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA AND

NET CASH PROVIDED BY OPERATING ACTIVITIES

(in millions)

	Quarters Ended			Nine Months Ended
	October 2, 2020	July 3, 2020	September 27, 2019	October 2, 2020	September 27, 2019
Net income (loss)	$161.2	$(0.9)	$(60.0)	$146.6	$157.0
Adjusted for:
Restructuring, asset impairments and other, net	9.0	16.2	4.4	58.0	28.1
Intangible asset impairment	—	1.3	—	1.3	1.6
Interest expense	42.2	41.9	40.7	126.6	106.1
Interest income	(0.9)	(1.5)	(2.3)	(4.3)	(7.8)
Loss on debt refinancing and prepayment	—	—	5.8	—	6.2
Litigation settlement	—	—	169.5	—	169.5
Income tax provision (benefit)	(83.1)	0.8	(24.6)	(90.5)	36.9
Net income attributable to non-controlling interest	(0.6)	(0.5)	(0.7)	(1.4)	(1.8)
Depreciation and amortization	156.2	153.9	151.3	471.3	431.1
Amortization of fair market value step-up of inventory	—	—	19.0	—	19.6
Third party acquisition and divestiture related costs	—	—	1.0	0.3	10.8
Indemnification gain	—	—	(2.9)	—	(7.8)

Adjusted EBITDA	284.0	211.2	301.2	707.9	949.5

Increase (decrease):
Restructuring, asset impairments and other, net	(9.0)	(16.2)	(4.4)	(58.0)	(28.1)
Interest expense	(42.2)	(41.9)	(40.7)	(126.6)	(106.1)
Interest income	0.9	1.5	2.3	4.3	7.8
Litigation settlement	—	—	(169.5)	—	(169.5)
Income tax (provision) benefit	83.1	(0.8)	24.6	90.5	(36.9)
Net income attributable to non-controlling interest	0.6	0.5	0.7	1.4	1.8
Amortization of fair market value step-up of inventory	—	—	(19.0)	—	(19.6)
Third party acquisition and divestiture related costs	—	—	(1.0)	(0.3)	(10.8)
Indemnification gain	—	—	2.9	—	7.8
(Gain) loss on sale or disposal of fixed assets	1.1	(3.1)	0.1	(1.8)	0.5
Amortization of debt discount and issuance costs	3.1	3.0	3.3	9.1	9.9
Share-based compensation	17.5	18.0	14.7	51.2	61.7
Non-cash interest on convertible notes	10.1	9.8	9.5	29.4	27.9
Non-cash asset impairment charges	7.0	5.8	—	14.2	2.9
Change in deferred tax balances	(136.8)	6.7	(21.5)	(149.1)	10.8
Other	3.5	1.8	(0.1)	5.3	(1.5)
Changes in assets and liabilities	(59.5)	(41.8)	139.1	(93.6)	(105.1)

Net cash provided by operating activities	$163.4	$154.5	$242.2	$483.9	$603.0

Cash flows from investing activities:
Purchase of property, plant and equipment	$(61.6)	$(73.3)	$(111.7)	$(267.2)	$(422.2)
Proceeds from sale of property, plant and equipment	0.6	0.9	0.1	1.5	1.5
Deposits utilized (made) for purchase of property, plant and equipment	1.8	(1.7)	0.1	2.3	(0.2)
Purchase of business, net of cash acquired	—	—	(21.0)	(4.5)	(888.0)
Settlement of purchase price from previous acquisition	—	—	—	26.0	—
Purchase of license and deposit made for manufacturing facility	—	—	—	—	(100.0)
Release of escrow related to divestiture	—	—	—	—	5.0

Net cash used in investing activities	$(59.2)	$(74.1)	$(132.5)	$(241.9)	$(1,403.9)

Cash flows from financing activities:
Proceeds for the issuance of common stock under the employee stock purchase plan	$6.4	$3.9	$5.8	$17.8	$19.6
Proceeds from exercise of stock options	—	—	0.4	—	1.3

ON SEMICONDUCTOR CORPORATION

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA AND

NET CASH PROVIDED BY OPERATING ACTIVITIES (Continued)

(in millions)

	Quarters Ended			Nine Months Ended
	October 2, 2020	July 3, 2020	September 27, 2019	October 2, 2020	September 27, 2019
Payment of tax withholding for restricted stock units	(0.5)	(0.6)	(4.4)	(17.1)	(31.6)
Repurchase of common stock	—	—	(13.2)	(65.4)	(139.0)
Issuance and borrowings under debt agreements	693.0	—	500.5	1,858.0	1,404.8
Payment of debt issuance and other financing costs	(2.2)	—	(17.2)	(2.2)	(21.9)
Repayment of borrowings under debt agreements	(1,204.3)	(4.3)	(541.5)	(1,264.6)	(580.1)
Payments related to previous acquisition	(2.8)	(0.6)	—	(8.3)	—
Release of escrow related to prior acquisition	—	—	(10.4)	—	(10.4)
Payment of finance lease obligations	—	—	(0.2)	—	(0.6)

Net cash provided by (used in) financing activities	$(510.4)	$(1.6)	$(80.2)	$518.2	$642.1

Effect of exchange rate changes on cash, cash equivalents and restricted cash	0.3	(0.1)	0.1	0.4	0.4

Net increase (decrease) in cash, cash equivalents and restricted cash	$(405.9)	$78.7	$29.6	$760.6	$(158.4)

Cash, cash equivalents and restricted cash, beginning of period	2,060.7	1,982.0	899.1	894.2	1,087.1

Cash, cash equivalents and restricted cash, end of period	$1,654.8	$2,060.7	$928.7	$1,654.8	$928.7

ON SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES

(in millions, except per share and percentage data)

		Quarters Ended			Nine Months Ended
		October 2, 2020	July 3, 2020	September 27, 2019	October 2, 2020	September 27, 2019
Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit		$441.2	$374.3	$475.2	$1,218.2	$1,487.9

Special items:
a)	Amortization of fair market value step-up of inventory	—	—	19.0	—	19.6

	Total special items	—	—	19.0	—	19.6

Non-GAAP gross profit		$441.2	$374.3	$494.2	$1,218.2	$1,507.5

Reconciliation of GAAP gross margin to non-GAAP gross margin:
GAAP gross margin		33.5%	30.8%	34.4%	32.0%	36.1%

Special items:
a)	Amortization of fair market value step-up of inventory	—%	—%	1.4%	—%	0.5%

	Total special items	—%	—%	1.4%	—%	0.5%

Non-GAAP gross margin		33.5%	30.8%	35.8%	32.0%	36.6%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP operating expenses		$322.2	$331.2	$519.1	$1,037.5	$1,194.1

Special items:
a)	Amortization of acquisition-related intangible assets	(29.6)	(29.1)	(29.9)	(91.0)	(83.1)
b)	Restructuring, asset impairments and other, net	(9.0)	(16.2)	(4.4)	(58.0)	(28.1)
c)	Intangible asset impairment	—	(1.3)	—	(1.3)	(1.6)
d)	Third party acquisition and divestiture related costs	—	—	(1.0)	(0.3)	(10.8)
e)	Litigation settlement	—	—	(169.5)	—	(169.5)

	Total special items	(38.6)	(46.6)	(204.8)	(150.6)	(293.1)

Non-GAAP operating expenses		$283.6	$284.6	$314.3	$886.9	$901.0

Reconciliation of GAAP operating income (loss) to non-GAAP operating income:
GAAP operating income (loss)		$119.0	$43.1	$(43.9)	$180.7	$293.8

Special items:
a)	Amortization of fair market value step-up of inventory	—	—	19.0	—	19.6
b)	Amortization of acquisition-related intangible assets	29.6	29.1	29.9	91.0	83.1
c)	Restructuring, asset impairments and other, net	9.0	16.2	4.4	58.0	28.1
d)	Intangible asset impairment	—	1.3	—	1.3	1.6
e)	Third party acquisition and divestiture related costs	—	—	1.0	0.3	10.8
f)	Litigation settlement	—	—	169.5	—	169.5

	Total special items	38.6	46.6	223.8	150.6	312.7

Non-GAAP operating income		$157.6	$89.7	$179.9	$331.3	$606.5

Reconciliation of GAAP operating margin to non-GAAP operating margin (operating income / revenue):
GAAP operating margin		9.0%	3.6%	(3.2)%	4.7%	7.1%

Special items:
a)	Amortization of fair market value step-up of inventory	—%	—%	1.4%	—%	0.5%
b)	Amortization of acquisition-related intangible assets	2.2%	2.4%	2.2%	2.4%	2.0%
c)	Restructuring, asset impairments and other, net	0.7%	1.3%	0.3%	1.5%	0.7%
d)	Intangible asset impairment	—%	0.1%	—%	—%	—%
e)	Third party acquisition and divestiture related costs	—%	—%	0.1%	—%	0.3%
f)	Litigation settlement	—%	—%	12.3%	—%	4.1%

	Total special items	3.0%	3.8%	16.2%	4.0%	7.6%

Non-GAAP operating margin		12.0%	7.4%	13.0%	8.7%	14.7%

Reconciliation of GAAP income (loss) before income taxes to non-GAAP income before income taxes:
GAAP income (loss) before income taxes		$78.1	$(0.1)	$(84.6)	$56.1	$193.9

Special items:

ON SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES (Continued)

(in millions, except per share and percentage data)

		Quarters Ended			Nine Months Ended
		October 2, 2020	July 3, 2020	September 27, 2019	October 2, 2020	September 27, 2019
a)	Amortization of fair market value step-up of inventory	—	—	19.0	—	19.6
b)	Amortization of acquisition-related intangible assets	29.6	29.1	29.9	91.0	83.1
c)	Restructuring, asset impairments and other, net	9.0	16.2	4.4	58.0	28.1
d)	Intangible asset impairment	—	1.3	—	1.3	1.6
e)	Third party acquisition and divestiture related costs	—	—	1.0	0.3	10.8
f)	Litigation settlement	—	—	169.5	—	169.5
g)	Loss on debt refinancing and prepayment	—	—	5.8	—	6.2
h)	Non-cash interest on convertible notes	10.1	9.8	9.5	29.4	27.9
i)	Indemnification gain	—	—	(2.9)	—	(7.8)

	Total special items	48.7	56.4	236.2	180.0	339.0

Non-GAAP income before income taxes		$126.8	$56.3	$151.6	$236.1	$532.9

Reconciliation of GAAP net income (loss) attributable to ON Semiconductor Corporation to non-GAAP net income attributable to ON Semiconductor Corporation:
GAAP net income (loss) attributable to ON Semiconductor Corporation		$160.6	$(1.4)	$(60.7)	$145.2	$155.2

Special items:
a)	Amortization of fair market value step-up of inventory	—	—	19.0	—	19.6
b)	Amortization of acquisition-related intangible assets	29.6	29.1	29.9	91.0	83.1
c)	Restructuring, asset impairments and other, net	9.0	16.2	4.4	58.0	28.1
d)	Intangible asset impairment	—	1.3	—	1.3	1.6
e)	Third party acquisition and divestiture related costs	—	—	1.0	0.3	10.8
f)	Litigation settlement	—	—	169.5	—	169.5
g)	Loss on debt refinancing and prepayment	—	—	5.8	—	6.2
h)	Non-cash interest on convertible notes	10.1	9.8	9.5	29.4	27.9
i)	Indemnification gain	—	—	(2.9)	—	(7.8)
j)	Adjustment of income taxes	(97.5)	(4.8)	(38.7)	(120.4)	(5.4)

	Total special items	(48.8)	51.6	197.5	59.6	333.6

Non-GAAP net income attributable to ON Semiconductor Corporation		$111.8	$50.2	$136.8	$204.8	$488.8

Adjustment of income taxes:
Tax adjustment for special items (1)		$(10.2)	$(11.8)	$(49.6)	$(37.8)	$(71.2)
Impact of the Domestication of non-U.S. IP and related effects (2)		(110.3)	—	—	(110.3)	—
Other non-GAAP tax adjustment (3)		23.0	7.0	10.9	27.7	61.8
Tax indemnified by third parties		—	—	—	—	4.0

	Total adjustment of income taxes	$(97.5)	$(4.8)	$(38.7)	$(120.4)	$(5.4)

Reconciliation of GAAP diluted shares outstanding to non-GAAP diluted shares outstanding:
GAAP diluted shares outstanding		418.3	410.1	410.4	414.4	415.3
Special items:
a)	Less: dilutive shares attributable to convertible notes	(5.7)	—	—	(2.3)	(2.6)
b)	Add: dilutive shares attributable to share-based awards	—	0.9	1.9	—	0.6

	Total special items	(5.7)	0.9	1.9	(2.3)	(2.0)

Non-GAAP diluted shares outstanding		412.6	411.0	412.3	412.1	413.3

Non-GAAP diluted earnings per share:
Non-GAAP net income attributable to ON Semiconductor Corporation		$111.8	$50.2	$136.8	$204.8	$488.8
Non-GAAP diluted shares outstanding		412.6	411.0	412.3	412.1	413.3

Non-GAAP diluted earnings per share		$0.27	$0.12	$0.33	$0.50	$1.18

Reconciliation of net cash provided by operating activities to free cash flow:
Net cash provided by operating activities		$163.4	$154.5	$242.2	$483.9	$603.0

ON SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES (Continued)

(in millions, except per share and percentage data)

		Quarters Ended			Nine Months Ended
		October 2, 2020	July 3, 2020	September 27, 2019	October 2, 2020	September 27, 2019
Special items:
a)	Purchase of property, plant and equipment	(61.6)	(73.3)	(111.7)	(267.2)	(422.2)

	Total special items	(61.6)	(73.3)	(111.7)	(267.2)	(422.2)

Free cash flow		$101.8	$81.2	$130.5	$216.7	$180.8

(1)	Tax impact of non-GAAP special items (a-i) is calculated using the federal statutory rate of 21% for all periods presented.

(2)

The Company simplified its corporate structure by repatriating the economic rights of its non-U.S. intellectual property to the United States via domestication of certain foreign subsidiaries (the “Domestication”). The Domestication resulted in a benefit from recognizing certain deferred tax assets, net of deferred tax liabilities, of $60.4 million. Additionally, the Domestication caused the Company to reassess the full valuation allowance recorded against its U.S. state deferred tax assets. As a result, the Company released approximately $49.9 million of its valuation allowance recorded against its U.S. state deferred tax assets.

(3)

The income tax adjustment primarily represents the use of the net operating loss, non-cash impact of not asserting indefinite reinvestment on earnings of our foreign subsidiaries, deferred tax expense not affecting taxes payable, and non-cash expense (benefit) related to uncertain tax positions.

Certain of the amounts in the above tables may not total due to rounding of individual amounts.

Details of the share-based compensation related to restricted stock units, stock grant awards and employee stock purchase plan is provided below:

	Quarters Ended			Nine Months Ended
	October 2, 2020	July 3, 2020	September 27, 2019	October 2, 2020	September 27, 2019
Cost of revenue	$3.1	$2.8	$2.3	$8.5	$7.7
Research and development	4.8	4.4	3.4	13.2	12.4
Selling and marketing	3.4	3.1	2.7	9.5	11.1
General and administrative	6.2	7.7	6.3	20.0	30.5

Total share-based compensation	$17.5	$18.0	$14.7	$51.2	$61.7

NON-GAAP MEASURES

To supplement the consolidated financial results prepared in accordance with GAAP, ON Semiconductor uses certain non-GAAP measures, which are adjusted from the most directly comparable GAAP measures to exclude items related to the amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step-up, inventory valuation adjustments, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, actuarial (gains) losses on pension plans and other pension benefits, third party acquisition and divestiture related costs, tax impact of these items and certain other non-recurring items, as necessary. Management does not consider the effects of these items in evaluating the core operational activities of ON Semiconductor. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate ON Semiconductor’s current performance. In addition, the Company believes that most analysts covering ON Semiconductor use the non-GAAP measures to evaluate ON Semiconductor’s performance. Given management’s and other relevant use of these non-GAAP measures, ON Semiconductor believes these measures are important to investors in understanding ON Semiconductor’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in ON Semiconductor’s core business across different time periods. These non-GAAP measures are not prepared in accordance with, and should not be considered alternatives or necessarily superior to, GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that represents net income before interest expense, interest income, provision for income taxes, depreciation and amortization expense and special items. We use the adjusted EBITDA measure for internal managerial evaluation purposes, as a means to evaluate period-to-period comparisons and as a performance metric for the vesting and release of certain of our performance-based equity awards. SEC Regulation G and other federal securities laws regulate the use of financial measures that are not prepared in accordance with GAAP. We believe this measure provides important supplemental information to investors. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance.

Non-GAAP Revenue

The use of non-GAAP revenue allows management to evaluate, among other things, the revenue from the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of special items. In addition, non-GAAP revenue is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate the Company’s revenue generation performance relative to the direct costs of operations of ON Semiconductor’s core businesses.

Non-GAAP Gross Profit and Gross Margin

The use of non-GAAP gross profit and gross margin allows management to evaluate, among other things, the gross margin and gross profit of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally speaking, expensing of appraised inventory fair market value step-up and the impact from the change in revenue recognition on distributor sales. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of ON Semiconductor’s core businesses.

Non-GAAP Operating Income and Operating Margin

The use of non-GAAP operating income and operating margin allows management to evaluate, among other things, the operating margin and operating income of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally speaking, expensing of appraised inventory fair market value step-up, the impact from the change in revenue recognition on distributor sales, amortization and impairments of intangible assets, third party acquisition and divestiture related costs, restructuring charges and certain other special items as necessary. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate the Company’s revenue generation performance relative to the direct costs of operations of ON Semiconductor’s core businesses.

NON-GAAP MEASURES (Continued)

Non-GAAP Net Income Attributable to ON Semiconductor and Non-GAAP Diluted Earnings Per Share

The use of non-GAAP net income attributable to ON Semiconductor and non-GAAP diluted earnings per share allows management to evaluate the operating results of ON Semiconductor’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally, the amortization and impairments of intangible assets, expensing of appraised inventory fair market value step-up, the impact from the change in revenue recognition on distributor sales, restructuring, gains and losses on debt prepayment, non-cash interest expense, actuarial (gains) losses on pension plans and other pension benefits, third party acquisition and divestiture related costs, tax indemnification by third parties, tax impact of these items and other non-GAAP adjustments and certain other special items, as necessary. In addition, these items are important components of management’s internal performance measurement and incentive and reward process, as they are used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, setting targets and forecasting future results. Management presents these non-GAAP financial measures to enable investors and analysts to understand the results of operations of ON Semiconductor’s core businesses and, to the extent comparable, to compare our results of operations on a more consistent basis against those of other companies in our industry.

Free Cash Flow

The use of free cash flow allows management to evaluate, among other things, the ability of the Company to make interest or principal payments on its debt. Free cash flow is defined as the difference between cash flow from operating activities and capital expenditures disclosed under investing activities in the consolidated statement of cash flows. Free cash flow is not an alternate to cash flow from operating activities as a measure of liquidity. It is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of operations of ON Semiconductor’s core businesses.

Non-GAAP Diluted Share Count

The use of non-GAAP diluted share count allows management to evaluate, among other things, the potential dilution due to the outstanding stock options and restricted stock units excluding the dilution from the convertible notes that is covered by hedging activity up to a certain threshold. In periods when the quarterly average stock price per share exceeds $18.50, the non-GAAP diluted share count includes the anti-dilutive impact of the Company’s hedge transactions issued concurrently with the 1.00% convertible notes. As such, at an average stock price per share between $18.50 and $25.96, the hedging activity offsets the potentially dilutive effect of the 1.00% convertible notes. In periods when the quarterly average stock price per share exceeds $20.72, the non-GAAP diluted share count includes the anti-dilutive impact of the Company’s hedge transactions issued concurrently with the 1.625% convertible notes. As such, at an average stock price per share between $20.72 and $30.70, the hedging activity offsets the potentially dilutive effect of the 1.625% convertible notes.